Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-108161) pertaining to the Amended and Restated FBL Financial Group, Inc. 1996 Class A Common Stock Compensation Plan, the Registration Statement (Form S-8 No. 333-108151) pertaining to the Farm Bureau 401(k) Savings Plan, the Registration Statement (Form S-8 No. 333-108152) pertaining to the FBL Financial Group, Inc. Director Compensation Plan and the Registration Statement (Form S-3 No. 333-60072) pertaining to the Direct Stock Purchase Plan, of our reports dated February 4, 2005, with respect to the schedules of FBL Financial Group, Inc., FBL Financial Group, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of FBL Financial Group, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2004 and our report dated February 4, 2005, with respect to the consolidated financial statements of FBL Financial Group, Inc., as amended, included in this Form 10-K/A.

/s/ Ernst & Young LLP

Des Moines, Iowa
March 18, 2005